UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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BE AEROSPACE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BE AEROSPACE, INC.
1400 CORPORATE CENTER WAY
WELLINGTON, FLORIDA 33414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 28, 2006

Notice is hereby given that the Annual Meeting of Stockholders of BE Aerospace, Inc. will be held in the Conference Center, 36th Floor, Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:30 a.m. on Wednesday, June 28, 2006 for the following purposes:

1.                To elect two Class III directors;

2.                To consider and act upon a proposal to amend the 2005 Long-Term Incentive Plan;

3.                To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the aggregate number of shares of common stock authorized for issuance by the Company from 100,000,000 to 200,000,000;

4.                To consider and act upon a stockholder proposal; and

5.                To transact any other business that may properly come before the meeting, or any adjournment thereof.

Stockholders of record at the close of business on May 2, 2006 are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,

EDMUND J. MORIARTY
Secretary

Wellington, Florida
May 9, 2006

i

BE AEROSPACE, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 28, 2006

PROXY STATEMENT

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 9, 2006.

The enclosed form of proxy is solicited on behalf of BE Aerospace, Inc. (the “Company”) to be voted at the 2006 Annual Meeting of Stockholders to be held in the Conference Center, 36th Floor, Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:30 a.m. on Wednesday, June 28, 2006 or at any adjournment thereof (the “Meeting”). A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date; (ii) by delivering a written revocation to the Secretary of the Company; or (iii) by attending the Meeting and voting the shares represented by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting by the persons named as proxies, Thomas P. McCaffrey and Edmund J. Moriarty.

The expense of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company may use the services of its officers and other employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other stockholders. Officers and other employees of the Company will receive no compensation in addition to their regular salaries for soliciting proxies. The Company has retained Georgeson Shareholder Communications, Inc. to assist in solicitation of proxies for a fee of $6,000 plus expenses. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on May 2, 2006 are entitled to receive notice of and to vote at the Meeting. As of April 12, 2006, the Company had 77,148,776 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

Consistent with Delaware state law and the Company’s by-laws, a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as inspector of election for the Meeting. The two nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposals No. 2, 3 and 4.

The inspector of election will count the total number of votes cast “for” approval of Proposals No. 2, 3 and 4 for purposes of determining whether sufficient affirmative votes have been cast. The inspector of election will count shares (i) represented by proxies that withhold authority to vote either for the nominees for election as a director or for Proposals No. 2, 3 and 4 or (ii) that reflect abstentions and “broker non-votes” as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the election of directors or Proposals No. 2, 3 and 4. “Broker non-votes” are shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on a particular matter.

The Annual Report to Stockholders for the Company’s fiscal year ended December 31, 2005 accompanies this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the two nominees named below, each of whom is now a director of the Company, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each as nearly equal in number as possible, so that each director (in certain circumstances after a transitional period) will serve for three years, with one class of directors being elected each year.

The nominees are Dr. Richard G. Hamermesh and Amin J. Khoury, two of our directors currently designated as Class III Directors, whose terms expire at the Meeting, and until their respective successors are elected and shall qualify to serve. Professor Wesley W. Marple, Jr.’s term will expire at the Meeting. Professor Marple has decided not to stand for reelection to a new three-year term as director. The Board of Directors wishes to recognize and thank Professor Marple for his significant contribution and service as a member of the Board of Directors. The Nominating and Corporate Governance Committee has decided to reduce the total number of directors to seven, which includes five independent directors. The enclosed proxy cannot be voted for a greater number of persons than two.

If elected, Dr. Richard G. Hamermesh and Mr. Amin J. Khoury will serve as Class III Directors for a term of three years, expiring at the 2009 Annual Meeting of Stockholders, and until their respective successors are elected and shall qualify to serve.

The Company expects that Dr. Hamermesh and Mr. Khoury will be able to serve, but if they are unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

Set forth below is the business experience of, and certain other information regarding, the two director nominees and the other current directors of the Company.

Director Nominees

Name, Age, Business Experience and Current Directorships	Director Since
RICHARD G. HAMERMESH, 58	1987

Richard G. Hamermesh has been a Director since July 1987. Dr. Hamermesh is currently a Professor of Management Practice at the Harvard Business School. From 1987 to 2001, he was a cofounder and a Managing Partner of The Center for Executive Development, an executive education and development consulting firm. Prior to this, from 1976 to 1987, Dr. Hamermesh was a member of the faculty of the Harvard Business School. He is also an active investor and entrepreneur, having participated as a principal, director and investor in the founding and early stages of more than 15 organizations.

AMIN J. KHOURY, 67	1987

Amin J. Khoury has been the Company’s Chairman of the Board since July 1987 when he founded the Company. Effective December 31, 2005, with Mr. Robert J. Khoury’s retirement, Mr. Amin J. Khoury was appointed Chief Executive Officer. Mr. Amin J. Khoury also served as the Company’s Chief Executive Officer until April 1, 1996. Since 1986, Mr. Khoury has been a director of Synthes, Inc., the world’s leading manufacturer and marketer of orthopedic trauma implants and a leading global manufacturer and marketer of cranial maxillofacial and spine implants. Since July 1994, Mr. Khoury has been a member of the board of directors and is currently the lead independent director of Brooks Automation, Inc., the world’s leading supplier of integrated automation solutions for the global semiconductor, data storage and flat panel display manufacturing industries. From 1986 through March 2005, Mr. Khoury was also Chairman of the Board of Applied Extrusion Technologies, Inc., a leading North American producer of oriented polypropylene films for consumer products, labeling and packaging. On December 1, 2004, Applied Extrusion Technologies filed a voluntary, prepackaged plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code pursuant to a previously announced plan of recapitalization and was reorganized into a private company on March 8, 2005. Mr. Khoury is the brother of Robert J. Khoury.

Current Directors

Name, Age, Business Experience and Current Directorships	Director Since	Term Expires
JIM C. COWART, 54	1989	2007

Jim C. Cowart has been a Director since November 1989. Since September 2005, Mr. Cowart has been Chairman of EAG Holdings LLC, a provider of microanalytic laboratory services, including surface analysis and materials characterization. Since September 2004, Mr. Cowart has been Chairman and Chief Executive Officer of Auriga Medical Products GmbH, a distributor of medical devices. He is a Principal of Cowart & Co. LLC and Auriga Partners, Inc., private capital firms that provide strategic planning, competitive analysis, financial relations and other services. From August 1999 to May 2001, he was Chairman of QualPro Corporation, an aerospace components manufacturing company. From January 1993 to November 1997, he was the Chairman and CEO of Aurora Electronics Inc. Previously, Mr. Cowart was a founding general partner of Capital Resource Partners, a private investment capital manager, and he held various positions in investment banking and venture capital with Lehman Brothers, Shearson Venture Capital and Kidder, Peabody & Co.

BRIAN H. ROWE, 75	1995	2007

Brian H. Rowe has been a Director since July 1995. He is currently Chairman Emeritus of GE Aircraft Engines, a principal business unit of the General Electric Company, where he also served as Chairman from September 1993 through January 1995 and as President from 1979 through 1993. Since 1995, Mr. Rowe has been a director of Textron, Inc., a manufacturer of aircraft, automobile components, systems and components for commercial aerospace and defense industries, and a provider of financial services. Additionally, since October 2004, Mr. Rowe has served as Chairman of the Board of Landmark Aviation, an aerospace company, and he is also on the boards of TurboCombustor Technologies, Inc. and Grand Prairie Accessory Services, LLC.

DAVID C. HURLEY, 65	2003	2008

David C. Hurley has been a Director since June 2003. He is currently Vice Chairman of PrivatAir, a corporate aviation services company based in Geneva, Switzerland, where he served as Chief Executive Officer from 2000 to February 2003. Prior to 2000, Mr. Hurley was Chairman and Chief Executive Officer of Flight Services Group (FSG), a corporate aircraft management and sales company, which he founded in 1984 and which was acquired by PrivatAir in 2000. Before founding FSG, Mr. Hurley served as Senior Vice President of Domestic and International Sales for Canadair Challenger. He currently serves on the Boards of the Smithsonian Institution’s National Air and Space Museum, the Corporate Angel Network, the Wings Club, Genesse and Wyoming Railroad, Hexel Corporation and Ionatron.

ROBERT J. KHOURY, 64	1987	2008

Robert J. Khoury has been a Director since July 1987, when he cofounded the Company. On December 31, 2005, Mr. Khoury retired from service as the Company’s President and Chief Executive Officer, a position he held since August 2000. From April 1996 through August 2000, he served as Vice Chairman of the Company. Mr. Khoury is the brother of Amin J. Khoury.

PROFESSOR WESLEY W. MARPLE, JR., 74	2003	2006

Professor Wesley W. Marple, Jr. has been a Director since October 2003. Professor Marple is currently a Professor of Finance at Northeastern University. He has been a member and past chairman of the Financial Advisory Board of the Commonwealth of Massachusetts. He was a trustee of Eastern Utilities Associates and of several Scudder mutual funds. He has served as a consultant to many companies, including Arthur D. Little, Sears Roebuck, IBM and Honeywell. Professor Marple currently is Chairman of the Board of Directors of the Biddeford Internet Corporation, a director of the Hult International Business School, and a director of the New Hampshire Electric Cooperative.

JONATHAN M. SCHOFIELD, 65	2001	2008

Jonathan M. Schofield has been a Director since April 2001. From December 1992 through February 2000, Mr. Schofield served as Chairman of the Board and CEO of Airbus North America Holdings, a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft, and served as Chairman from February 2000 until his retirement in March 2001. From 1989 until he joined Airbus, Mr. Schofield was President of United Technologies International Corporation. Mr. Schofield is currently a member of the board of directors of Aviall, Inc., Douglas Machine, Inc., TurboCombustor Technology, Inc. and is a trustee of LIFT Trust.

Meetings of the Board of Directors and Committees

The Board of Directors held four meetings during 2005. All of the directors attended all of the meetings. The Board of Directors currently has three standing committees: the Audit Committee, the Stock Option and Compensation Committee and the Nominating and Corporate Governance Committee. Each director attended all of the meetings of the committees of the Board of Directors on which they served during 2005. We do not have a specific policy for director attendance at Annual Meetings of Stockholders, but we encourage all directors to use reasonable efforts to attend our Annual Meeting. All directors attended the 2005 Annual Meeting of Stockholders. The Board of Directors has determined that Messrs. Cowart, Hamermesh, Hurley, Marple, Rowe and Schofield are independent under Nasdaq rules.

Professor Marple will cease to serve as a director upon the expiration of his term on the date of the Meeting.

The Audit Committee is currently composed of Messrs. Cowart, Hurley and Hamermesh, with Mr. Cowart acting as Chairman. The Audit Committee held eight meetings during 2005. The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors’ qualifications, independence and performance, and monitoring the performance of our internal audit and control functions. All members of the Audit Committee are independent under Nasdaq and SEC rules. The Audit Committee operates under a written charter adopted by and approved by our Board of Directors.

The Stock Option and Compensation Committee is currently composed of Messrs. Schofield and Rowe. The Stock Option and Compensation Committee held four meetings and acted pursuant to unanimous written consent on two occasions during 2005. All members attended all of the 2005 meetings. The Stock Option and Compensation Committee provides recommendations to the Board of Directors regarding compensation matters and administers the Company’s stock option and compensation plans. All of the members of the Stock Option and Compensation Committee are independent as defined by Nasdaq rules. The Stock Option and Compensation Committee operates under a written charter adopted and approved by our Board of Directors.

The Nominating and Corporate Governance Committee is currently composed of Messrs. Cowart, Hamermesh, Hurley, Rowe and Schofield. The Nominating and Corporate Governance Committee held two meetings during 2005. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by actively identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders. All of the members of the Nominating and Corporate Governance Committee are independent as defined by current Nasdaq rules. The Nominating and Corporate Governance Committee operates under a written charter adopted and approved by our Board of Directors.

Stockholder Communications with Our Board of Directors

To facilitate the ability of stockholders to communicate with our Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: directors@beaerospace.com, or The Board of Directors, c/o The Corporate Secretary, BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, Florida 33414.

Our Corporate Secretary reviews all correspondence addressed to the Board of Directors and regularly presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our stockholders. Directors may at any time review the log of all correspondence received by our Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Audit Committee, other than potential ethical or conflict of interest situations, which are directed to the Compliance Committee established by the Board of Directors.

Nomination of Directors

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for election and reelection to the Board and will consider nominations submitted by stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations and industry knowledge. The Nominating and Corporate Governance Committee reviews with the Board of Directors, on an annual basis, the current composition of the Board of Directors in light of characteristics of independence, age, skills, experience and availability of service to the Company of its members and of the Company’s anticipated needs. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the size of the Board of Directors and the needs of the Board of Directors at a given point in time.

Generally, in nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board of Directors shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.

Under our Nominating and Corporate Governance Committee charter, directors must inform the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the Board of Directors, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business.

To recommend a nominee, a stockholder shall give notice to our Corporate Secretary at our registered address in Wellington, Florida. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than the earlier of (i) 90 days before the first anniversary of the last Annual Meeting of Stockholders or (ii) ten days after the notice of the Annual Meeting of Stockholders at which directors are to be elected is given. Once we receive the recommendation, we will deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2006 Annual Meeting of Stockholders.

Compensation of Directors

Directors who are employees of the Company receive no additional compensation for serving on the Company’s Board of Directors. Directors who are not employees of the Company receive a retainer of $15,000 per calendar quarter. In addition, the Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee also receive additional annual retainers of $10,000, $5,000 and $5,000, respectively. Fifty percent of the Board and committee chair retainers is paid in cash and the remaining fifty percent is paid in shares of Common Stock and is automatically deferred pursuant to the Company’s Non-Employee Directors Deferred Stock Plan. The deferred shares of Common Stock are held in an account under the plan until the termination of the director’s service and are paid in a lump sum or in up to five annual installments, as elected by the director. The directors are fully vested in the deferred shares at all times, but have no rights as stockholders until distribution. In the event of a change of control (as defined), the share accounts will be distributed to the directors in a lump sum.

In addition, each Eligible Director receives $1,500 in cash for each committee meeting attended.

Prior to 2005, non-employee directors also received annual stock option grants. On December 28, 2005, all outstanding unvested options held by the non-employee directors became vested. See “Executive Compensation” below. As a result of this option acceleration, no option grants were made in 2005. Beginning in 2006, non-employee directors will receive an annual grant of restricted stock with a fair market value of $40,000. The grants are made pursuant to the Company’s 2005 Long-Term Incentive Plan and will generally vest on the fourth anniversary of the grant, provided that the director remains in continuous service through such date.

We reimburse our non-employee directors for reasonable business and travel expenses incurred in connection with their service on the Board of Directors. In addition, non-employee directors are eligible to participate in our business travel accident insurance program.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exists between the Company’s Board of Directors or Stock Option and Compensation Committee and the board of directors or compensation committee of any other entity.

Audit Committee

The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors’ qualifications, independence and performance, and monitoring the performance of our internal audit and control functions. The committee is currently composed of three directors: Messrs. Cowart, Hurley and Hamermesh, and operates under a written charter adopted and approved by the Board of Directors, which is available on our website at www.beaerospace.com in the Investors Relations section. Professor Marple served as a member and Chairman of the Audit Committee until March 30, 2006, at which time Dr. Hamermesh joined as a member and Mr. Cowart assumed the Chairmanship.

The Company’s Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. All three current directors serving on the Audit Committee are independent committee members as defined by Nasdaq and SEC rules. Our Board of Directors has determined that Mr. Cowart is an “audit committee financial expert” in accordance with SEC rules.

Report of the Audit Committee of the Board of Directors

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

We have reviewed and discussed the audited consolidated financial statements for 2005 with management and Deloitte & Touche LLP, the Company’s independent auditors.

We also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we have recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2005 be included in the Company’s Annual Report on Form 10-K. We have also recommended the selection of the Company’s independent auditors, and, based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

With respect to the above matters, the Audit Committee submits this report.

Audit Committee:
Jim C. Cowart
Richard G. Hamermesh
David C. Hurley

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of April 12, 2006, except as otherwise noted, by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each of the Company’s Chief Executive Officer and the five other most highly paid executive officers in 2005; (iii) each of the Company’s directors; and (iv) all of the Company’s executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

	Common Stock Beneficially Owned
	Number of Shares		Percent of Outstanding Shares(1)
FMR Corp.	10,633,910	(2)	13.78%
82 Devonshire Street
Boston, MA 02109
Lord Abbett & Co. LLC	3,867,329	(3)	5.01%
90 Hudson Street
Jersey City, NJ 07302
Amin J. Khoury+*	425,095	(4)	**
Jim C. Cowart*	162,782	(5)	**
Michael B. Baughan+	161,401	(6)	**
Thomas P. McCaffrey+	138,530	(7)	**
Jonathan M. Schofield*	117,126	(8)	**
Brian H. Rowe*	107,417	(9)	**
Mark D. Krosney+	90,000	(10)	**
Richard G. Hamermesh*	50,782	(11)	**
Robert A. Marchetti+	49,579	(12)	**
David C. Hurley*	20,501	(13)	**
Wesley W. Marple, Jr.*	7,600	(14)	**
Robert J. Khoury+*	6,826	(15)	**
All Directors and Executive Officers as a group (14 Persons)	1,474,203		1.91%

+                Named executive officer

*                    Director of the Company

**             Less than 1 percent

(1)          The number of shares of Common Stock deemed outstanding includes: (i) 77,148,776 shares of Common Stock outstanding as of April 12, 2006 and (ii) 565,677 shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the sixty day period commencing April 12, 2006.

(2)          Based on information in the Schedule 13G/A, as of December 31, 2005, filed on February 14, 2006 by FMR Corp., a parent holding company. FMR Corp. reported sole voting power with respect to 1,389,140 shares. FMR Corp. and Edward C. Johnson, Chairman of FMR Corp., reported sole dispositive power with respect to 10,633,910 shares. Fidelity Management & Research Company (“Fidelity’’), an investment advisor and wholly owned subsidiary of FMR Corp., is the beneficial owner of 9,297,570 shares, as a result of acting as investment advisor to various investment companies. Edward C. Johnson and FMR Corp., through their control of Fidelity and the Funds, each have sole power to dispose of 9,297,570 shares owned by the Funds. The power to vote the 9,297,570 shares resides with the Board of Trustees of the Funds. Fidelity Management Trust Company is the

beneficial owner of 340,240 shares, as a result of serving as investment manager of institutional accounts. Edward C. Johnson and FMR Corp., through their control of Fidelity Management Trust Company, each has sole voting and dispositive power over the 340,240 shares. Fidelity International Limited (“FIL”) and various of its subsidiaries provide investment advisory and management services to certain  institutional investors. FIL is the beneficial owner of 996,100 shares. The Company has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A.

(3)          Based on information in the Schedule 13G, as of December 30, 2005, filed on February 14, 2006 by Lord Abbett & Co. LLC. Lord Abbett & Co. LLC reported sole voting and sole dispositive power over 3,867,329 shares. The Company has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(4)          Includes 77,595 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes shares owned by children and grandchildren in which Mr. Khoury has no beneficial interest.

(5)          Includes shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(6)          Includes 148,750 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company’s 401(k) Plan.

(7)          Includes 45,000 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company’s 401(k) Plan.

(8)          Includes 31,666 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(9)          Includes shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(10)   Includes 90,000 shares issuable upon the exercise of stock options exercisable in the next sixty days.

(11)   Includes shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(12)   Includes 49,166 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company’s 401(k) Plan.

(13)   Includes 10,000 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(14)   Includes shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

(15)   Includes shares owned pursuant to the Company’s 401(k) Plan and shares owned pursuant to the Company’s Non-Employee Directors Deferred Stock Plan.

EXECUTIVE COMPENSATION

Report of the Stock Option and Compensation Committee of the Board of Directors

The Stock Option and Compensation Committee is composed exclusively of independent directors. The Committee reviews the compensation program for the Chief Executive Officer and other members of management, including the named executive officers listed below in “Compensation of Executive Officers—Summary Compensation Table,” and determines and administers their compensation. The Committee also oversees the administration of employee benefits and benefit plans for the Company. The Committee retains an independent consultant to assist the Committee in fulfilling its responsibilities.

The Committee’s philosophy is to provide a compensation package that attracts and retains executive talent and delivers higher rewards for superior performance and consequences for underperformance. The Committee believes a balanced mix of cash and equity based compensation is appropriate to align the short- and long-term interests of the Company’s executives with that of its stockholders.

The Company relies on four compensation components to retain and motivate executive performance: annual salary, incentive cash bonuses, retirement benefits and stock-based incentive compensation. Each of the Company’s named executive officers is party to an employment agreement that establishes an annual base salary at a level the Committee believes is competitive for companies in the aerospace industry and in the mid-range for growth oriented manufacturing companies. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term equity based incentive grants encourage executives to focus on the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company. The Company’s compensation program also accounts for individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation. Individual performance is measured by the strategic and financial performance of the particular officer’s operational responsibility in comparison to targeted performance criteria. Amin Khoury and Thomas McCaffrey also have retirement benefit provisions in their employment agreements. The Company has adopted a policy to fund the retirement arrangements in arrears on a quarterly basis. See “Retirement Arrangements” below.

The Committee annually compares the Company’s senior management compensation levels against those of a group of peer companies in the aerospace industry and against certain compensation databases for manufacturing businesses of a similar size and with similar growth rates. The Committee periodically reviews the effectiveness and competitiveness of its executive compensation program with the assistance of an independent consultant. The Committee considers the total value of annual compensation for each named executive officer and for all executives as a group and the Committee believes the compensation package provided to the named executive officers is competitive.

Elements of Executive Compensation

Base Salary

The Committee annually reviews and determines the base salaries of the Chief Executive Officer and other members of senior management. In each case, the Committee takes into account the results achieved by the executive, the executive’s future potential, scope of responsibilities and experience, and competitive salary practices.

Performance Based Annual Incentive Compensation

Annual performance incentives are established at the beginning of each year and are tied to the performance of the Company, or business segment, as applicable, as well as the performance of each executive in his or her area of responsibility. The fiscal 2005 performance metrics were operating earnings, operating cash flow (defined as EBITDA, plus or minus the change in working capital, less capital expenditures), gross margins and revenues. Awards are made based on achievement of each metric, which during 2005 were weighted separately and evaluated independently of the other metrics. Segment performance is evaluated independent of overall corporate performance. Corporate executives are evaluated on the basis of overall corporate performance.

The Committee relies heavily, but not exclusively, on the criteria mentioned above and uses discretion in light of these measures and in view of its compensation objectives to determine overall awards and individual incentive award amounts.

Long-Term Incentive Awards

The Committee believes that long-term stock price appreciation will, over time, reflect the Company’s achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees through the Company’s stock based incentive compensation program. Historically, the Committee has granted stock options to its executive officers. The stock options have a ten-year term and vest over a three-year period, with 25% becoming exercisable on the date of grant and 25% becoming exercisable on each anniversary of the grant date. All stock options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The size of awards are historically determined based on (i) the performance of such employees, (ii) anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives and (iii) reference to the number of stock options an employee already holds at such time.

Beginning in 2006, the Committee may consider modifying the Company’s equity compensation policy by including restricted stock as a key component of incentive compensation. Increasing the stock ownership of key employees will help incent them to focus on long-term stockholder value.

Stock Option Acceleration

Effective as of December 28, 2005, the Committee approved the accelerated vesting of all outstanding unvested stock options held by employees and directors. Pursuant to their original terms, 25% of each stock option would have vested on the date of grant and on each of the first, second and third anniversaries of the date of grant. Due to the accelerated vesting, approximately 1,949,000 stock options became fully exercisable on December 28, 2005. Of these stock options, an aggregate of approximately 813,000 were held by Company’s directors and executive officers, including the following amounts held by the named executive officers.

Name	Number
Amin J. Khoury	164,166
Robert J. Khoury	147,500
Michael B. Baughan	123,154
Thomas P. McCaffrey	96,666
Mark D. Krosney	57,082
Robert Marchetti	49,166

In making its decision to approve the stock option acceleration, the Committee considered several factors, including:

•       the effects on the Company’s reported stock option expense in future periods due to recent accounting pronouncements which came into effect in January 2006;

•       the comparability of the Company’s statements of earnings in prior and subsequent periods; and

•       the potential benefit to the Company and its stockholders in retaining the services of the affected employees, officers and directors.

By accelerating the vesting of the affected stock options, the Company reduced non-cash compensation expenses by an aggregate of approximately $2.5 million over the 2006-2008 period. The Company recorded compensation expenses in the fourth quarter of 2005 of approximately $1.2 million related to the acceleration of the vesting of these stock options.

As a result of the decision to accelerate the vesting of outstanding stock options, other than the grant of 75,000 stock options to Michael Baughan upon his appointment as President and Chief Operating Officer, the Committee elected not to grant stock options to executive officers in 2005 as had been previously contemplated.

Compensation of the Chairman and the Chief Executive Officer

The annual base salary for Mr. Amin J. Khoury, the Chairman of the Company, during 2005 was $874,000. See “Employment Contracts—Amin J. Khoury” below. Mr. Khoury was elected Chief Executive Officer effective as of December 31, 2005. In January 2006, the Committee approved a 3.4% salary increase for Mr. Khoury, adjusting his base salary to $904,000, effective January 1, 2006. Mr. Khoury was granted a bonus of $615,000 in 2005.

The annual base salary for Mr. Robert J. Khoury, former President and Chief Executive Officer of the Company, during 2005 was $792,500. Mr. Khoury was granted a bonus of $550,000 in 2005. On December 31, 2005, Mr. Robert J. Khoury retired from active employment and Mr. Michael B. Baughan was elected as the Company’s President and Chief Operating Officer.

In determining the incentive compensation awards for both the Chairman and the Chief Executive Officer, the Committee considered the Company performance criteria described above, as measured by specific targets and performance objectives, the Company’s progress toward its strategic objective of becoming the leading manufacturer of aircraft cabin interior products and a leading distributor of aerospace fasteners, and the executives’ leadership roles in achieving such progress.

The Committee also reviewed perquisites and other compensation paid to both the Chairman and the Chief Executive Officer for fiscal 2005 in accordance with their employment agreements and Company policies and found these amounts to be reasonable.

Internal Revenue Code Section 162(m)

To the extent that it is practicable and consistent with the Company’s executive compensation philosophy, the Company intends to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which limits the deductibility of certain compensation payments to the Company’s executive officers in excess of $1 million. If compliance with Section 162(m) of the Internal Revenue Code conflicts with the compensation philosophy or is determined not to be in the best interest of stockholders, the Stock Option and Compensation Committee will abide by its compensation philosophy.

With respect to the above matters, the Stock Option and Compensation Committee submits this report.

Stock Option and Compensation Committee:
Brian H. Rowe
Jonathan M. Schofield

Compensation of Executive Officers

The following table sets forth information with respect to the compensation of the Company’s Chief Executive Officer and the five other most highly compensated executives for 2005, 2004 and 2003.

Summary Compensation Table

					Long-Term
				Other	Compensation
				Annual	Securities
		Annual Compensation		Compensation	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1)	Option(s)	Compensation($)
Amin J. Khoury	2005	914,000	615,000	362,335 (2)	0	7,000	(3)
Chairman(4)	2004	923,310	350,000	146,453	328,333	6,500
	2003	897,148	0	214,910	0	6,000
Robert J. Khoury	2005	792,500	550,000	164,095 (5)	0	7,000	(3)
President and Chief	2004	764,181	325,000	88,155	295,000	6,500
Executive Officer(6)	2003	739,891	0	64,102	0	6,000
Michael B. Baughan	2005	315,000	300,000	0	75,000	7,000	(3)
Senior Vice President and	2004	296,811	250,000	0	133,750	6,500
General Manager—Commercial	2003	280,927	0	0	0	6,000
Aircraft Segment(7)
Thomas P. McCaffrey	2005	415,000	300,000	0	0	7,000	(3)
Senior Vice President of	2004	400,000	175,000	0	193,333	6,500
Administration and Chief	2003	359,545	0	0	0	6,000
Financial Officer
Mark D. Krosney	2005	275,500	100,000	0	0	7,000	(3)
Vice President and General	2004	262,454	130,000	0	114,166	6,500
Manager—Business Jet Segment	2003	252,880	0	0	0	6,000
Robert A. Marchetti	2005	266,000	266,000	0	0	7,000	(3)
Vice President and General	2004	256,321	206,000	0	98,333	6,500
Manager—Distribution Segment	2003	238,226	75,000	0	0	5,467

(1)          During  2005, 2004 and 2003, the cost of perquisites furnished to each executive officer, with the exception of Mr. Amin J. Khoury and Mr. Robert J. Khoury, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of that executive officer as reported in the table above. For 2005, the value of personal use of the Company aircraft reflects the calculated incremental cost to the Company. The amounts reported for 2005 reflect a change in valuation methodology from 2003 and 2004 in which the cost of personal use of corporate aircraft had been calculated using the Standard Industrial Fare Level tables found in the applicable federal income tax regulations.

(2)          With respect to Mr. Amin J. Khoury, amounts reported for 2005, 2004 and 2003 include an automobile allowance of $37,586, $39,032 and $37,586, respectively; personal use of the Company aircraft of $236,933, $84,251 and $103,460, respectively; estate tax planning fees of $60,396, $19,149 and $48,368, respectively; and executive medical coverage of $27,420, $4,021 and $25,496, respectively.

(3)   Represents contributions to the Company’s 401(k) Plan for 2005.

(4)          Effective as of December 31, 2005, Mr. Amin J. Khoury was appointed the Company’s Chief Executive Officer.

(5)          With respect to Mr. Robert J. Khoury, amounts reported for 2005, 2004 and 2003 include personal use of the Company aircraft of $98,999, $41,222 and $11,295, respectively; estate tax planning fees of $17,500, $17,500 and $17,500, respectively; an automobile allowance of $13,296, $13,808 and $13,296, respectively; and executive medical coverage of $30,807, $12,031 and $17,678, respectively.

(6)          Effective as of December 31, 2005, Mr. Robert J. Khoury retired from employment with the Company.

(7)          Effective as of December 31, 2005, Mr. Baughan was appointed the President and Chief Operating Officer.

Stock Options

As set forth in the “Report of the Stock Option and Compensation Committee of the Board of Directors,” on December 28, 2005, the Compensation Committee approved the accelerated vesting of all outstanding stock options held by employees. As a result of the decision to accelerate the vesting of outstanding stock options, other than the grant of 75,000 stock options to Michael Baughan upon his appointment as President and Chief Operating Officer, the Committee elected not to grant stock options to executive officers in 2005 as had been previously contemplated.

The following table sets forth information concerning stock options granted to the named executive officers in 2005.

Option Grants in Last Fiscal Year
Individual Grants

	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realized Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
	Granted	Year (1)	($/SH)	Date	5%	10%
Amin J. Khoury	—	—	—	—	—
Robert J. Khoury	—	—	—	—	—	—
Thomas P. McCaffrey	—	—	—	—	—	—
Michael B. Baughan	75,000	47.02%	$22.18	12/27/2015	$1,046,250	$2,651,250
Mark D. Krosney	—	—	—	—	—	—
Robert A. Marchetti	—	—	—	—	—	—

(1)          During 2005, the Company granted to its employees options covering an aggregate of 159,500 shares of the Company’s Common Stock. The options granted by the Company do not have dividend rights and are not transferrable.

(2)          The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission for the option term and therefore are not intended to and may not accurately forecast possible future appreciation, if any, of the Company’s Common Stock price. If the Company’s Common Stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten-year term of these options, a $1,000 investment in the Company’s Common Stock would be worth $1,629 and $2,594 respectively, at the end of the term.

Option Exercises and Fiscal Year-End Holdings

The following table provides information concerning stock option exercises during 2005 and the number and value of unexercised stock options held by each named executive officer as of December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares	Value	Value of Unexercised In-The-Money Options at December 31, 2005(1)		Number of Unexercised Options at December 31, 2005
	Acquired	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Amin J. Khoury	120,000	$1,384,980	$7,822,942	—	518,333	—
Robert J. Khoury	220,000	$2,447,086	$5,953,030	—	385,000	—
Thomas P. McCaffrey	125,000	$1,662,403	$3,798,542	—	258,333	—
Michael B. Baughan	60,000	$713,292	$3,264,008	—	288,780	—
Mark D. Krosney	—	—	$3,052,381	—	192,970	—
Robert A. Marchetti	109,167	$1,612,873	$706,048	—	49,166	—

(1)          The amounts in these columns reflect the difference between the closing price of a share of the Company’s Common Stock on the Nasdaq National Market on December 31, 2005, the last trading day of the fiscal year, of $22.00, and the option’s exercise price. The actual value of unexercised options fluctuates depending on the price of the Company’s Common Stock.

Equity Compensation Plan Information

The Company maintains the following equity compensation plans under which the Company’s Common Stock is authorized for issuance to employees and directors in exchange for services:  2005 Long-Term Incentive Plan, Amended and Restated 1989 Stock Option Plan, 1991 Directors’ Stock Option Plan, United Kingdom 1992 Employee Share Option Scheme, 1996 Stock Option Plan, 2001 Stock Option Plan, 2001 Directors’ Stock Option Plan, 1994 Employee Stock Purchase Plan and Non-Employee Directors Deferred Stock Plan. The United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan have not been approved by the Company’s stockholders; the other plans have received the approval of the Company’s stockholders. As of April 12, 2006, the 2005 Long-Term Incentive Plan is the only plan that is available for the issuance of future equity awards.

The following table provides aggregate information regarding the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2005. The information set forth below does not give effect to the proposed amendment to the 2005 Long-Term Incentive Plan in Proposal No. 2.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1))
Equity Compensation Plans approved by security holders(2):	2,560,328	$9.15	1,625,391
Equity Compensation Plans not approved by security holders(3):	2,248,060	$8.47	0
Total	4,808,388	$8.83	1,625,391

(1)          Numbers in this column also include rights granted pursuant to the 1994 Employee Stock Purchase Plan and rights under the Non-Employee Directors Deferred Stock Plan.

(2)          Options were granted pursuant to the following plans:  the 2005 Long-Term Incentive Plan, the Amended and Restated 1989 Stock Option Plan, the 1991 Directors’ Stock Option Plan, the 2001 Stock Option Plan and the 2001 Directors’ Stock Option Plan. The Company will not make any further awards under the 2001 Stock Option Plan, the 2001 Directors’ Stock Option Plan, the Amended and Restated 1989 Stock Option Plan or the 1991 Directors’ Stock Option Plan.

(3)          Options were granted pursuant to the following plans:  United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan. The Company will not make any further awards under these plans.

Non-Stockholder Approved Plans.   The material terms of the Company’s non-stockholder approved equity compensation plans are summarized below.

United Kingdom 1992 Employee Share Option Scheme.   The Board of Directors adopted the United Kingdom 1992 Employee Share Option Scheme (the “UK Plan”) on July 15, 1992. The UK Plan is a United Kingdom Inland Revenue approved plan that provides for the grant of share options to key employees of the Company and its subsidiaries in the United Kingdom.

The exercise price of the share options granted under the UK Plan were determined by the Board of Directors and are equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, share options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. Upon an optionee’s termination of employment with the Company or its subsidiaries for any reason other than death, sick leave, or an approved leave of absence, share options will lapse immediately. In addition, upon a change in control of the Company, share options will generally either (i) vest in full and remain exercisable for a period of fourteen days or (ii) be canceled and replaced with an option to purchase shares of the acquiring corporation with substantially the same terms. No further option grants will be made under the UK Plan.

1996 Stock Option Plan.   The Board of Directors adopted the 1996 Stock Option Plan (the “1996 Plan”) on August 16, 1996. The 1996 Plan provides for the grant of nonstatutory stock options to employees, consultants and advisers of the Company and its subsidiaries other than directors and executive officers. As of April 12, 2005, an aggregate of 85,673 shares of the Company’s Common Stock are available for issuance pursuant to the 1996 Plan subject to adjustment in certain instances (including future stock dividends, splits, mergers, combinations or other changes in capitalization). No individual may be granted more than 250,000 options over the life of the 1996 Plan.

The exercise price of the options is determined by the Board of Directors but will not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

Upon an optionee’s termination of employment for any reason other than death or for cause, vested options will generally remain exercisable for three months and unvested options will be immediately forfeited. However, if the optionee has been an employee of the Company for at least ten years at the time of termination, vested options will generally remain exercisable until the original expiration date. In addition, upon a change in control of the Company either (i) all outstanding options will become immediately exercisable at least 20 days prior to the change in control and will terminate upon the effective date of the change in control or (ii) the Board of Directors will provide for the assumption or replacement of the outstanding options by the surviving corporation resulting from the change in control. No further option grants may be made under the 1996 Plan.

Retirement Arrangements

Amin J. Khoury.   Pursuant to the employment agreement with Amin J. Khoury, upon the earlier of the expiration of the agreement or termination of his employment, Mr. Khoury, or his designee, as the case may be, is entitled to receive retirement compensation in a lump sum equal to the product of (i) 1.5 times Mr. Khoury’s highest annual salary paid to him during his employment with the Company multiplied by (ii) the number of years of service provided by Mr. Khoury to the Company. Currently Mr. Khoury has 19 years of service with the Company. The retirement compensation will become due as a result of a change of control (as defined), as a result of any other termination of Mr. Khoury’s employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company’s retirement obligations to the executives, net of any prior distributions. See discussion of “Employment Contracts” below for the retirement compensation payable after a change in control.

Thomas P. McCaffrey.   Pursuant to the employment agreement with Thomas P. McCaffrey, the Company will provide retirement compensation to Mr. McCaffrey, or his designee, as the case may be, in a lump sum equal to the product of (i) one-half his average annual salary for the three year period preceding the date of his termination multiplied by (ii) the number of years of service provided by Mr. McCaffrey to the Company. Currently Mr. McCaffrey has 13 years of service with the Company. The retirement compensation will become due as a result of a change of control (as defined), as a result of any other termination of Mr. McCaffrey’s employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company’s retirement obligations to the executives, net of any prior distributions. See discussion of “Employment Contracts” below for the retirement compensation payable after a change in control.

The Company has adopted a policy to fund each of these retirement compensation obligations, net of applicable personal income taxes, into grantor trusts established on behalf of each of the executives on a quarterly basis in arrears.

Employment and Severance Agreements

Amin J. Khoury.   Mr. Amin Khoury is party to an employment agreement with the Company, amended as of December 31, 2005. The agreement has a rolling three-year term so that the term of the agreement extends through three years from any date as of which the term is being determined unless terminated earlier. Under the employment agreement, Mr. Khoury receives a base salary of $904,000 per year, subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. Khoury is also entitled to receive an annual incentive bonus from the Company at the discretion of the Board of Directors. The agreement also provides that Mr. Khoury and his spouse will receive medical, dental, health and executive medical reimbursement benefits for the remainder of their lives. During 2005, Mr. Khoury’s annual base salary was $914,000 and he received a bonus of $615,000.

If Mr. Khoury’s employment with the Company is terminated by the Company for any reason other than death or incapacity prior to, or more than three years following, a change in control (as defined), he shall be entitled to the following:  (i) a lump-sum amount equal to three times his then current base salary, (ii) for three years following his termination, continuation of his life and disability insurance, reimbursement of business expenses and payment of his automobile allowance, (iii) a lump-sum payment of his retirement compensation (described above) determined as if he continued to be employed for three years following his termination of employment and (iv) accelerated vesting of all stock options and other equity awards, with stock options remaining exercisable for the remainder of their applicable terms. In addition, if a change of control occurs prior to the third anniversary of Mr. Khoury’s termination of employment, he will be entitled to a lump-sum payment equal to (i) two times the salary that he would have received through the third anniversary of the change in control had he remained employed during such time and (ii) the retirement compensation described above as if he continued to be employed for three years following the termination of his employment.

In the event Mr. Khoury’s employment is terminated at any time for any reason other than his death or incapacity, he is also entitled to a lump sum severance amount equal to his annual salary. In addition, during the five years following Mr. Khoury’s termination of employment at any time for any reason other than death, the Company will continue to provide him with certain perquisite benefits.

In the event of Mr. Khoury’s death, his designee will receive (i) an amount equal to the salary that would have been due to him for the three years following his death plus (ii) the retirement compensation. In addition, the Company has entered into a death benefit agreement with Mr. Khoury that provides for the payment of a $3 million death benefit to his named beneficiary upon his death.

In the event of Mr. Khoury’s incapacity, he will receive, through the third anniversary of his termination of employment, (i) two times his highest annual salary, (ii) continued health and welfare benefits, (iii) the retirement compensation, and (iv) continuation of his automobile allowance.

Upon a change of control of the Company, Mr. Khoury will receive (i) a lump sum payment equal to two times the base salary that would have been paid through the third anniversary of the change in control and (ii) the retirement compensation, calculated as if Mr. Khoury had remained employed through the third anniversary of the change in control. In addition, if within three years following a change in control Mr. Khoury’s employment is terminated for any reason other than death or incapacity, for three years following his termination he will be entitled to continuation of his life and disability insurance, reimbursement of business expenses and payment of his automobile allowance.

If, following a change in control, Mr. Khoury enters into a new employment agreement with a successor entity, he will not be entitled to any additional change in control payments or severance benefits. Moreover, upon the execution of an agreement that would, if consummated, constitute a change in control, all stock options and other equity awards held by Mr. Khoury will immediately vest with stock options remaining exercisable for the remainder of their applicable terms. Finally, in the event of a dispute regarding the benefits payable to Mr. Khoury upon a change of control, the Company will pay or reimburse him for all related legal expenses.

In the event that any payments made to Mr. Khoury that are contingent upon a change in control of the Company are subject to excise tax as an “excess parachute payment” under the Internal Revenue Code, Mr. Khoury will receive a parachute excise tax “gross-up” payment. Similarly, the agreement provides Mr. Khoury with a tax “gross-up” payment with respect to tax obligations under Section 409A of the Internal Revenue Code.

During the term of the agreement and for a period of two years thereafter, Mr. Khoury may not compete with the Company or solicit its employees. In addition, Mr. Khoury is subject to a confidentiality provision that lasts indefinitely.

Thomas P. McCaffrey.   Mr. McCaffrey is party to an employment agreement with the Company, amended as of August 8, 2005, which has a rolling three-year term so that the term extends through three years from any date as of which the term is being determined unless sooner terminated. Under the employment agreement, Mr. McCaffrey receives a base salary of $430,000 per year subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. McCaffrey is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors. The agreement also provides that Mr. McCaffrey and his spouse will receive medical, dental and executive health benefits during his employment and for a period of five years after the termination of his employment for any reason other than cause (as defined). During 2005, Mr. McCaffrey’s annual base salary was $415,000 and he received a bonus of $300,000.

In the event of Mr. McCaffrey’s death, his designee will receive (i) an amount equal to the salary that would have been due to Mr. McCaffrey through the third anniversary of his death and (ii) the retirement compensation (described above). In addition, the Company has entered into a death benefit agreement with Mr. McCaffrey that provides for the payment of a $1 million death benefit to his named beneficiary upon his death.

In the event of Mr. McCaffrey’s incapacity, he will receive (i) through the third anniversary of his termination his salary, automobile allowance and other welfare benefits and (ii) the retirement compensation.

If, prior to, or more than three years following a change of control, Mr. McCaffrey’s employment is terminated by the Company for any reason other than cause or Mr. McCaffrey terminates his employment for good reason (as defined), he shall be entitled to the following: (i) a lump sum amount equal to three times his then current base salary, (ii) for eight years following his termination, continuation of his life, disability and medical benefits, (iii) payment of his automobile allowance for three years, (iv) a lump sum payment of his retirement compensation determined as if he continued to be employed for three years and (v) accelerated vesting of all stock options and other equity awards, with stock options remaining exercisable for the remainder of their applicable terms. In addition, if a change of control of the Company (as defined) occurs prior to the third anniversary of Mr. McCaffrey’s termination of employment, he will be entitled to a lump sum payment equal to two times the salary that he would have received through the third anniversary of the change in control had he remained employed during such time.

In addition, in the event Mr. McCaffrey’s employment terminates at any time for any reason other than for cause (as defined), or due to his death or incapacity, he is entitled to a lump sum severance amount equal to his annual salary. If Mr. McCaffrey is terminated for cause he will only be entitled to receive his unpaid salary and other benefits accrued or previously distributed through the date of termination.

Upon a change of control of the Company, Mr. McCaffrey will receive a lump sum payment equal to two times the base salary that would have been paid through the third anniversary of the change of control. In addition, if within three years following a change of control Mr. McCaffrey’s employment is terminated by the Company without cause or Mr. McCaffrey terminates his employment for good reason, he will be entitled to (i) continuation of his life, disability and medical benefits for eight years and (ii) payment of his automobile allowance for three years.

If, following a change of control, Mr. McCaffrey enters into a new employment agreement with a successor entity, he will not be entitled to any additional change of control payments or severance benefits. Moreover, upon the execution of an agreement that would, if consummated, constitute a change of control, all stock options and other equity awards held by Mr. McCaffrey will immediately vest with stock options remaining exercisable for the remainder of their applicable terms. Finally, in the event of a dispute regarding the benefits payable to Mr. McCaffrey upon a change of control, the Company will pay or reimburse him for all related legal expenses.

In the event that any payments made to Mr. McCaffrey that are contingent upon a change of control of the Company are subject to excise tax as an “excess parachute payment” under the Internal Revenue Code, Mr. McCaffrey would also receive a parachute excise tax “gross-up” payment. Similarly the agreement provides Mr. McCaffrey with a tax “gross-up” payment with respect to tax obligations under Section 409A of the Internal Revenue Code.

Michael B. Baughan.   Mr. Baughan is party to an employment agreement with the Company that was amended and restated on January 4, 2006. The agreement has an initial term of two years that will automatically be renewed for additional one-year terms unless either Mr. Baughan or the Company gives the other party at least 90 days’ written notice prior to the then-applicable expiration date. Under the terms of the agreement, Mr. Baughan will receive an annual salary of $440,000 per year subject to adjustment from time to time by the Board of Directors and an annual incentive bonus at the discretion of the Board of Directors, which may not exceed 120% of his then current salary. Mr. Baughan is also entitled to (i) an automobile allowance and (ii) participation in all benefit plans, programs and arrangements generally made available to the Company’s executives. In connection with his appointment as President, on December 27, 2005 Mr. Baughan received an option to purchase 75,000 shares of the Company’s Common Stock at an exercise price of $22.18 pursuant to the Company’s 2005 Long-Term Incentive Plan.

In the event of Mr. Baughan’s death, his designee will receive an amount equal to the salary that would have been due through the expiration of the then-applicable term of the agreement. In the event of Mr. Baughan’s incapacity, he will continue to receive his then current salary and benefits through the expiration date of the then-applicable term of the agreement or until he obtains alternate employment. If the Company fails to extend the term of Mr. Baughan’s employment for at least one year beyond an applicable expiration date at his then-current salary and otherwise at the same terms and conditions, the Company must continue to pay Mr. Baughan his salary and medical benefits until the first anniversary of the then-applicable expiration date. Upon a termination of Mr. Baughan’s employment by the Company for cause (as defined) or Mr. Baughan’s resignation for any reason, he will not be entitled to any further compensation or benefits.

If there is a change of control of the Company (as defined under Section 409A of the Code) as a result of which Mr. Baughan’s employment is terminated by the Company without cause, Mr. Baughan will receive (A) a lump sum amount equal to three times his salary and (B) continuation of his benefits for one year. The agreement provides Mr. Baughan with a gross-up for any tax payments pursuant to Sections 409A and 280G of the Code. Mr. Baughan is also party to the Company’s standard proprietary information and confidentiality agreement. During 2005, Mr. Baughan’s annual base salary was $315,000 and he received a bonus of $300,000.

Mark D. Krosney.   Mr. Krosney is party to an employment agreement with the Company dated January 15, 2001 that is automatically renewed for additional one-year terms unless either Mr. Krosney or the Company gives the other party at least 30 days’ written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Krosney receives an annual salary of $286,600 per year subject to adjustment from time to time by the President of the Company. Mr. Krosney is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors, which may not exceed 100% of his then current salary. In the event of Mr. Krosney’s death, his designee will receive an amount equal to the salary that would have been due through the expiration of the then-applicable term. In the event of Mr. Krosney’s incapacity, Mr. Krosney will continue to receive his then current salary and benefits through the expiration date of the then-applicable term or until Mr. Krosney obtains alternate employment. In the event there is a change of control (as defined) prior to the expiration date as a result of which Mr. Krosney’s employment is terminated or he resigns because of a change in his position, powers, duties, salary or benefits, Mr. Krosney will receive (i) a lump sum amount equal to his then-current salary and (ii) salary and benefit continuation through the expiration date of the then-applicable term. During 2005, Mr. Krosney’s annual base salary was $275,500 and he received a bonus of $100,000. Mr. Krosney retired effective May 1, 2006.

Robert A. Marchetti.   Mr. Marchetti is party to an employment agreement dated February 26, 2001 that is automatically renewed for additional one-year terms unless either Mr. Marchetti or the Company gives the other party at least 90 days’ written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Marchetti receives an annual salary of $276,650 per year subject to adjustment from time to time by the President of the Company. In all other respects, Mr. Marchetti’s agreement is substantially similar to Mr. Krosney’s employment agreement. During 2005, Mr. Marchetti’s annual base salary was $266,000 and he received a bonus of $266,000.

Robert J. Khoury.   On December 31, 2005, Mr. Robert Khoury retired from his position as President and Chief Executive Officer of the Company and entered into a retirement agreement with the Company. The retirement agreement clarifies and sets forth the payments that were due to Mr. Khoury pursuant to his then existing employment agreement, amended as of August 1, 2005, and provides for mutual releases of employment-related claims by the Company and Mr. Khoury. Pursuant to the retirement agreement, Mr. Robert Khoury received an annual bonus with respect to fiscal 2005 in the amount of $550,000 in accordance with the Company’s incentive plan and will receive a cash severance payment of $792,500 on or about July 3, 2006.

In accordance with Mr. Robert Khoury’s prior employment agreement, the Company will continue to provide (i) Mr. Robert Khoury and his spouse with health insurance coverage for the remainder of their lives and (ii) Mr. Robert Khoury with a gross-up for any tax payments pursuant to Sections 409A and 280G of the Internal Revenue Code. Following his retirement, Mr. Robert Khoury remained a member of the Board of Directors of the Company. As a member of the Board, Mr. Robert Khoury is entitled to receive all compensation paid to non-employee directors of the Company.

Effective January 1, 2006, Mr. Robert Khoury also entered into a consulting agreement with the Company. Pursuant to the consulting agreement, Mr. Robert Khoury will provide certain specified services to the Company during a six-year consulting period, including sales and marketing services, assistance in developing and implementing key customer strategies, advice and consultation regarding Company operational matters and maintenance of key customer relationships through periodic customer visits.

In consideration for the consulting services, Mr. Robert Khoury will receive a consulting fee of $263,300 per calendar year. During the consulting period, Mr. Robert Khoury will also be entitled to an office, secretarial support and air travel in accordance with past practices under the Company’s travel policy. The consulting agreement may not be amended, modified or terminated without the prior written consent of both the Company and Mr. Robert Khoury. If Mr. Robert Khoury ceases providing the consulting services as a result of his death or disability, he will be entitled to a lump-sum payment equal to the fees payable through the remainder of the consulting period.

During the consulting period and for a period of two years thereafter, Mr. Khoury may not (i) engage in any employment, consulting or other activity in any business that competes with the Company or (ii) solicit employees of the Company. The Consulting Agreement also prohibits Mr. Khoury from disclosing the Company’s confidential and proprietary information for an indefinite period.

Certain Relationships and Related Transactions

In 1990, the Company adopted a formal policy whereby all transactions between its officers, directors, principal stockholders or other affiliates must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm’s length basis, and such transactions will be approved by a majority of the Company’s independent and disinterested directors.

Robert Marchetti, the son of Robert A. Marchetti, the Company’s Group Vice President and General Manager, Fastener Distribution Segment, is the owner of Lone Pine Internet Technologies, which provides website and e-commerce development services to the Company.  In 2005, the Company paid approximately $74,400 to Lone Pine Internet Technologies for these services.

Performance Graph

The following graph compares the Company’s cumulative total stockholder return on its Common Stock with the cumulative total return on the Nasdaq National Market Index, the Dow Jones Airlines Index and the Dow Jones Aerospace and Defense Index from December 31, 2000 through December 31, 2005, based upon an assumed $100 investment in the Company’s Common Stock and in the stocks comprising each such index as of each respective starting date.

Comparison of 60 Month Cumulative Total Return*
Among BE Aerospace, Inc., the Nasdaq Stock Market-US Index,
the Dow Jones Airline Index
and the Dow Jones Aerospace & Defense Index(1)

*                    $100 invested on 12/31/00 in stock or in index, including reinvestment of dividends.

(1)          The stock prices on the Performance Graphs are not necessarily indicative of future stock price performance.

None of the Report of the Stock Option and Compensation Committee of the Board of Directors, the Report of the Audit Committee of the Board of Directors or the Performance Graph shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference and shall not otherwise be deemed “filed” under the Securities Act or the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, during 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with. In making the above statements, the Company has relied on the written representations of its directors and officers and a review of the copies of the Section 16(a) reports that have been filed with the Securities and Exchange Commission.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT OF THE
BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN

The Board of Directors has unanimously approved, subject to stockholder approval, the following amendments to the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”):

•       An increase in the number of shares of Common Stock available for awards under the 2005 Plan from 1,000,000 to 3,000,000;

•       An increase in the number of shares of Common Stock that may be subject to restricted stock, restricted stock units and other awards payable in shares of Common Stock under the 2005 Plan from 100,000 to 3,000,000 shares;

•       An increase in the individual annual award limit with respect to restricted stock, restricted stock units and other awards payable in shares of Common Stock under the 2005 Plan from 100,000 to 500,000 shares; and

•       The modification of certain provisions with respect to Section 162(m) of the Internal Revenue Code (as described in detail below).

The 2005 Plan, which was originally approved by the Company’s stockholders in July 2005, was established for two reasons. First, the 2005 Plan promotes the long-term success of the Company by providing eligible individuals with the opportunities to obtain a proprietary interest in the Company through the grant of equity-based awards. These awards will provide participants with incentives to contribute to the Company’s long-term growth and profitability. Second, the 2005 Plan will assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company.

The proposed amendments to the 2005 Plan reflect the environment in which the Company operates. The Board of Directors believes that the proposed amendments will provide the Company with flexibility to adopt equity compensation practices to reflect changes in the Company’s business conditions, the regulatory environment and the markets for labor in which the Company competes. In particular, as described in the “Stock Option and Compensation Committee Report” above, the proposed amendments will enable the Company to move from an equity compensation program that is solely based on stock options to a more varied program that includes greater reliance on restricted stock and similar awards. The Board of Directors believes that the amendments are essential to the Company’s continued success and are vital to its ability to attract and retain highly skilled employees.

The following is a summary of the principal provisions of the amended and restated 2005 Plan, but is not intended to be a complete description of all its terms and provisions. This description is qualified by reference to the amended and restated plan document, a copy of which may be obtained upon written request to the Company, Attention: General Counsel, BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, FL 33414.

The affirmative vote of a majority of the votes present, in person or by proxy and properly cast at the Meeting, is required to approve the amendments to the 2005 Plan.   On April 12, 2006, the closing market price of the Common Stock on the Nasdaq National Market was $25.82.

Administration.   The 2005 Plan is administered by the Stock Option and Compensation Committee (the “Committee”). The Committee has the full authority to construe and interpret the 2005 Plan, including the authority to determine who will be granted awards, the terms and conditions of awards and the number of shares subject to an award. To the extent permitted by applicable laws, rules and regulations, the Committee may delegate its authority under the 2005 Plan to subcommittees or individuals, including the Company’s officers.

Eligibility.    Awards under the 2005 Plan may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its subsidiaries or joint ventures, partnerships or business organizations in which the Company or its subsidiaries have an equity interest.

Number of Shares of Common Stock Available for Issuance.   Currently, the maximum aggregate number of shares of Common Stock that may be issued under the 2005 Plan is 1,000,000 plus any shares of Common Stock that are available, or that become available, for issuance under the Company’s prior plans upon cancellation or expiration of outstanding awards (as of April 12, 2006, there were an aggregate of 722,700 available under the prior plans that have been moved into the 2005 Plan). If this Proposal Number 2 is approved, the 1,000,000 figure referred to above will be increased to 3,000,000. Shares of Common Stock covered by awards granted under the 2005 Plan that are cancelled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award. In addition, if an award is settled through the payment of cash or other non-stock consideration, the shares of Common Stock subject to the award will become available for issuance pursuant to a new award. Shares of Common Stock issued pursuant to the 2005 Plan may be authorized but unissued shares, issued shares that have been reacquired by the Company and that are being held in treasury, or any combination thereof. All of the shares available for issuance may be issued pursuant to incentive stock options.

Special Limits on Awards.   If this Proposal Number 2 is approved, the 2005 Plan will contain the following limitations with respect to awards granted thereunder:

•       The maximum aggregate number of shares of Common Stock that may issued pursuant to restricted stock, restricted stock units and other awards payable in shares of Common Stock is 3,000,000 shares (currently 100,000 shares);

•       The maximum number of shares of Common Stock that may be issued pursuant to stock options and stock appreciation rights granted to an eligible individual in any calendar year is 100,000 shares; and

•       The maximum amount of restricted stock units, restricted stock, or other awards that may be awarded to any eligible individual in any calendar year is (i) 500,000 shares measured as of the date of grant (with respect to awards denominated in shares) (currently 100,000) and (ii) $12,500,000 measured as of the date of grant (with respect to awards denominated in cash).

These maximum individual limits are required to satisfy the “performance based compensation” requirements under Section 162(m) of the Internal Revenue Code.

Awards Under the 2005 Plan

Generally.   The 2005 Plan authorizes the following awards: stock options, stock appreciation rights, restricted stock, restricted stock units and other forms of equity based or equity related awards that the Committee determines to be consistent with the purposes of the 2005 Plan and the interest of the Company. The Committee has the authority to determine the terms and conditions of the awards at the time of grant, including vesting, exercisability, payment and the effect, if any, that a participant’s termination of service will have on an award. The Committee may also determine whether any award is intended to be “performance based compensation” as that term is used in Section 162(m) of the Internal Revenue Code.

Stock Options.   Stock options may be either nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code). The exercise price of all stock options generally may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. Options will have a term approved by the Committee which cannot exceed ten years. Subject to the provisions of the related award document, the exercise price of a stock option may be paid (i) in cash, (ii) in shares of Common Stock already owned by the participant, (iii) in a combination of cash and shares, (iv) through net share settlement or (v) through a “cashless exercise” procedure authorized by the Committee.

Stock Appreciation Rights.   A stock appreciation right generally entitles a participant to receive, upon satisfaction of certain conditions, an amount equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of Common Stock for which the stock appreciation right is exercised over the exercise price for such stock appreciation right. The exercise price of a stock appreciation right generally may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. At the discretion of the Committee, payments to a participant upon exercise of a stock appreciation right may be made in cash or shares of Common Stock or a combination of cash and shares. The Committee may grant stock appreciation rights alone or in tandem with stock options.

Restricted Stock.   An award of restricted stock generally consists of one or more shares of Common Stock granted or sold to a participant, subject to the terms and conditions established by the Committee. Restricted stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

Restricted Stock Units.   A restricted stock unit generally represents the right of a participant to receive one or more shares of Common Stock, subject to the terms, conditions and restrictions established by the Committee. The restricted stock units will be paid in shares of Common Stock, cash or a combination of cash and shares, with an aggregate value equal to the fair market value of the shares of Common Stock at the time of payment.

Other Equity Awards.   The Committee has the authority to specify the terms and provisions of other forms of equity based or equity related awards not described above that the Committee determines to be consistent with the purposes of the 2005 Plan and the interests of the Company. These awards may provide for cash payments based in whole or in part on the value (or future value) of shares of Common Stock, for the acquisition (or future acquisitions) of shares of Common Stock, or for any combination thereof.

Performance Based Awards.   The Committee may determine whether any award is a “performance based” award for purposes of Section 162(m) of the Internal Revenue Code. Any such awards designated to be “performance based compensation” will be conditioned on the achievement of one or more specified performance goals established by the Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Committee deems appropriate: net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets, total stockholder return, share price, return on equity, operating earnings, diluted earnings per share or earnings per share growth, or any combination thereof.

The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, operating division or business unit. Performance goals may be measured on an absolute or cumulative basis or on the basis of a percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, operating division or business unit), or measured relative to selected peer companies or a market index.

The applicable performance goals will be established by the Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of shares or cash value payable if the target performance goals are achieved. The Committee will certify the attainment of the performance goals as of the end of the applicable performance period. The Committee may determine, at the time of the award grant, that if performance exceeds a participant’s target, the award may be settled with a payment greater than the target award, but in no event may such payment exceed the Special Limits specified above. The Committee retains the right to reduce any award notwithstanding the attainment of the performance targets.

Change in Control.   Upon a change in control of the Company (as defined in the 2005 Plan), the Board of Directors or the Committee may (i) provide for the automatic vesting and immediate exercisability of all outstanding awards, (ii) provide for the assumption of, or substitution for, the outstanding awards by the surviving corporation resulting from the change in control, (iii) permit or require participants to surrender outstanding options in exchange for a cash payment equal to the difference between the highest price paid in the change in control and the exercise price, or (iv) make such other adjustments to the outstanding awards as the Board of Directors or the Committee deems appropriate to reflect such change in control.

Deferrals.   Subject to applicable laws, the Committee may, in its sole discretion, permit participants to defer payment or settlement of an award to a date selected by the participant.

Repricing of Options and Stock Appreciation Rights.   The Plan prohibits the direct or indirect repricing of options and stock appreciation rights.

Adjustment; Changes in Capitalization.   In the event of a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, liquidation, merger or other corporate event affecting the Common Stock, the aggregate number of shares of Common Stock available for issuance under the 2005 Plan, the various limits, and the number of shares subject to, and the exercise price of, outstanding awards may be proportionately adjusted in the sole discretion of the Committee.

Transferability.   Awards granted under the 2005 Plan are not transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order; however, the Committee may, subject to the terms its specifies in its discretion, permit the transfer of an award (i) to the award holder’s family members, (ii) to one or more trusts established in whole or in part for the benefit of such family members, (iii) to one or more entities that are owned in whole or in part by such family members, or (iv) to any other individual or entity permitted by law.

Amendment and Termination.   Subject to applicable laws, the Board of Directors may amend the 2005 Plan in any manner that does not require stockholder approval or adversely affect the rights of participants under the 2005 Plan. The Board of Directors will have broad authority to amend the 2005 Plan or an award made thereunder without the consent of a participant to the extent that it deems necessary or desirable to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations or to take into account unusual or nonrecurring events or market conditions, to take into account significant acquisitions or dispositions of assets or other property by the Company or to avoid adverse or unintended tax consequences under Section 409A of the Internal Revenue Code.

Term of the 2005 Plan.   The 2005 Plan will remain in effect until the tenth anniversary of the date on which it is approved by the stockholders of the Company, unless earlier terminated by the Board of Directors.

New Plan Benefits.   Because awards under the 2005 Plan are determined by the Committee in its sole discretion, the Company cannot determine the benefits or amounts that will be received or allocated in the future under the 2005 Plan.

U.S. Federal Income Tax Consequences

Nonqualified Stock Options and Stock Appreciation Rights.   A participant will not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount the fair market value of the shares on the exercise date exceeds the exercise or grant price. Upon subsequent sale of the acquired shares of Common Stock, any additional gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

Incentive Stock Options.   A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the participant exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired shares of Common Stock before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the shares have been held for than one year.

Restricted Stock, Restricted Stock Units.   A participant will not recognize taxable income upon the grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the participant paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For restricted stock only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

Tax Effect for the Company.   The Company generally will receive a deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to named executive officers. Under Section 162(m) of the Code, the annual compensation paid to named executive officers may not be deductible to the extent it exceeds $1,000,000. However, the Company may preserve the deductibility of compensation over $1,000,000 if certain conditions are met. These conditions include stockholder approval of the 2005 Plan, setting limits on the number of shares that may be issued pursuant to awards, and, for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award will be paid or vest. As described above, the 2005 Plan has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based compensation” for purposes of Section 162(m). This means the value of these awards may be excluded from the $1,000,000 calculation.

The foregoing is not to be considered tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation, such as the tax consequences of deferred compensation or state and local taxes.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE 2005 PLAN DESCRIBED ABOVE AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Meeting is required to approve the amendment of the 2005 Plan.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Board of Directors of the Company has proposed an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized Common Stock of the Company from 100,000,000 shares to 200,000,000 shares. The Certificate of Incorporation presently provides that the Company is authorized to issue 101,000,000 shares of capital stock, of which 100,000,000 shares are designated common stock, $.01 par value per share, and 1,000,000 are designated preferred stock, $.01 par value per share (“Preferred Stock”). As of April 12, 2006, 77,148,776 shares of Common Stock were issued and outstanding, no shares of Common Stock were held in treasury, 22,851,224 shares of Common Stock were unissued, and no shares of Preferred Stock were issued and outstanding. There were 4,637,307 shares of Common Stock reserved for issuance through Company benefit plans and upon the exercise of stock options under the Company’s stock option plans. If the amendment is adopted, 118,213,917 shares of Common Stock will be unreserved and available for future issuance.

The purpose of the amendment is to provide additional shares of Common Stock that could be issued for corporate purposes without further stockholder approval unless required by applicable law or regulation. Although the Company currently has no present intention to issue any additional Common Stock other than in connection with the exercise of stock awards, future purposes for the additional shares could include effecting acquisitions of other businesses or properties and securing additional financing for the operations of the Company through the issuance of additional shares.

The Board does not intend to issue any Common Stock to be authorized under the amendment except upon terms that the Board deems to be in the best interests of the Company. The issuance of additional shares of Common Stock without further stockholder approval may, among other things, have a dilutive effect on earnings per share and on equity of the present holders of Common Stock and their voting rights. Holders of Common Stock of the Company have no preemptive rights.

The Company intends to have the Nasdaq National Market list any additional shares of Common Stock if and when such shares are issued.

The proposed amendment would replace the first sentence of the first paragraph of Article Four of the Certificate of Incorporation in its entirety as follows:

“The total number of shares of all classes of capital stock that this Corporation shall have authority to issue is 201,000,000 shares, consisting of 200,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

The affirmative vote of a majority of the issued and outstanding Common Stock entitled to vote is required to approve the amendment to the Certificate of Incorporation.

PROPOSAL NO. 4

CONSIDERATION OF THE STOCKHOLDER PROPOSAL
MACBRIDE PRINCIPLES

The following resolution (referred to as the “MacBride Principles”) is submitted by the New York City Comptroller, William C. Thompson, Jr., Municipal Building, 1 Centre Street, New York, New York 10007 (the “Office of the Comptroller”), on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System (collectively, the “Funds”).

Letters from the Bank of New York dated January 9, 2006 indicate that the Funds own an aggregate of 53,990 shares of the Common Stock of the Company.

The Office of the Comptroller has requested that the Company offer the following resolution with the accompanying supporting statement for stockholders to consider at the Meeting:

Resolution

WHEREAS, BE Aerospace, Inc. has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1.     Increasing the representation of individuals from underrepresented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

2.     Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3.     The banning of provocative religious or political emblems from the workplace.

4.     All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5.     Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

6.     The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7.     The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8.     The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9.     The appointment of a senior management staff member to oversee the Company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

Supporting Statement

We believe that our Company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by BE Aerospace, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Board of Directors Recommendation

This represents the seventh time that a virtually identical proposal has been submitted by these or a subset of these stockholders for consideration at the Company’s Annual Meetings of Stockholders. The proposal was submitted in 1996, 1998, 1999, 2000, 2001 and 2002, and each time was soundly defeated. In 2002, it received the affirmative vote of only approximately 7.6% of the shares voted on the proposal, and only approximately 6.1% of all outstanding shares. This stockholder resubmitted the proposal for the 2003 Annual Meeting of Stockholders, but the Company informed the stockholder that, under the rules of the Securities and Exchange Commission, due to the low vote the proposal received in 2002, the Company was not required to resubmit this proposal for three years, and the stockholder withdrew the proposal. Because three years have passed, the stockholder is able to resubmit the proposal for this Meeting, and has done so.

The Company has requested that the stockholder withdraw this proposal in light of its past lack of support, and because it causes an unnecessary diversion of management’s attention and the Company’s resources, but the stockholder refused to do so.

To avoid further waste of corporate assets and diversion of management’s attention from the Company’s business, management is submitting this proposal to the Company’s stockholders, rather than seeking to omit this proposal from the proxy.

The Board of Directors believes that adoption of this proposal is not in the best interests of stockholders and unanimously recommends that stockholders vote against it. The Company already has taken the steps necessary to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company adheres to both the letter and the spirit of the Fair Employment (Northern Ireland) Act of 1989 as well as the “Code of Practice” promulgated by the Fair Employment (Northern Ireland) Act of 1989. The Company is also registered with the Fair Employment Commission.

The Company’s policy and practice worldwide is to provide equal opportunity employment in all locations without regard to race, color, religious belief, gender, age, national origin, citizenship status, marital status, sexual orientation or disability. Northern Ireland is no exception. Through its established equal employment opportunity program, the Northern Ireland operation substantively complies with the practices outlined in the MacBride Principles. The Company is an equal opportunity employer in all job advertisements, and hiring procedures are based on the experience and qualifications needed to satisfy individual job requirements. Equal opportunity is observed for all employees in training, advancement, layoff and recall procedures. The display of potentially offensive or intimidating religious emblems at the Company’s facilities is not permitted. The Company provides security for all employees at work.

The Company believes the adoption and implementation of the MacBride Principles is unnecessary and burdensome, and, as a result, not in the best interests of the Company or its employees in Northern Ireland.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Meeting (at which a quorum is present) is required to approve the Proposal.

AUDIT MATTERS

Deloitte & Touche LLP has been selected to audit the financial statements of the Company for the fiscal year ending December 31, 2006 and to report the results of their examination.

A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

When considering Deloitte & Touche LLP’s independence, the Audit Committee of the Company’s Board of Directors considered whether its provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function. The Audit Committee of the Company’s Board of Directors also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Principal Accountant Fees and Services

The following table sets forth by category of service the total fees for services performed by Deloitte & Touche LLP during the fiscal years ended December 31, 2005 and December 31, 2004.

	2005	2004
Audit Fees	$1,801,170	$2,179,192
Audit Related Fees	35,508	61,924
Tax Fees	411,331	603,528
Total	$2,248,009	$2,844,644

Audit Fees

Audit fees in 2005 and 2004 include aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with the annual audit and the audit of internal controls over financial reporting (Sarbanes Oxley Act Section 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required for the Company’s subsidiaries and services provided in connection with filing registration statements with the Securities and Exchange Commission.

Audit Related Fees

Audit related fees in 2005 and 2004 consisted of the aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with employee benefit plan audits and due diligence services in connection with an acquisition.

Tax Fees

Tax fees in 2005 and 2004 consisted of the aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with services for tax compliance, tax planning, tax advice and tax audit assistance.

All Other Fees

We did not pay any fees to Deloitte & Touche LLP in 2005 and 2004 other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit, audit related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes Oxley Act of 2002, audit committees are permitted to approve certain fees for audit related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2005, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

In making its recommendation to appoint Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2007 pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company at its executive offices no later than January 9, 2007 to be considered for inclusion in the Company’s proxy materials for that meeting. In accordance with Section 2.11 of the Company’s By-laws, for notice of a stockholder proposal to be considered timely, but not included in the proxy materials, a stockholder’s proposal must be delivered to, or mailed and received by, the Secretary of the Company no later than May 9, 2007.

OTHER MATTERS

The Board of Directors is not aware of any matters that will be brought before the Meeting other than as described in this Proxy Statement. However, if any matters properly come before the Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, the persons designated as proxies will have authority to vote thereon in accordance with their best judgment.

FORM 10-K

A copy of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to:

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida  33414
Attention: Investor Relations

Annex A

BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN
(Amended and Restated as of                        , 2006)

1.   Purposes of the Plan

The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

The Plan is intended to replace the Prior Plans (as such term is defined below) and upon the Effective Date, no further options shall be granted under the Prior Plans.

2.   Definitions and Rules of Construction

(a)   Definitions.   For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“CEO” means the Chief Executive Officer of the Company.

“Change in Control” has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant. If there is no such employment or consulting agreement or if such employment agreement or consulting agreement contains no such term, “Change in Control” means:

(i)            Approval by the stockholders of the Company of (A) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, of (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

(ii)        Individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(iii)    The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Exchange Act of more than 25% of either the then outstanding shares of the Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (A) the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest, (B) any person, entity or “group” that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or a Controlling Interest or (C) any employee benefit plan of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, the payment or settlement of which will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

“Committee” means the Stock Option and Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that if any Committee member is found not to have the qualification requirements of Section 162(m) and/or Section 16(b), any actions taken or Awards granted shall not be invalidated by such failure to so qualify; and provided, further, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Board shall be deemed a reference to the Committee.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 12(b) of the Plan.

“Company” means BE Aerospace, Inc, a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

“Effective Date” means the date on which the Plan is first approved by the stockholders of the Company.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock on the trading day immediately preceding the date on which such valuation is made as reported on the composite tape for securities listed on the Nasdaq National Market (“Nasdaq”), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on such automated system on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 10 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Target” means the performance measures established by the Committee from among the performance criteria provided in Section 6(g) and set forth in the applicable Award Document.

“Plan” means the BE Aerospace, Inc. 2005 Long-Term Incentive Plan, as may be amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Prior Plans” means, collectively, the BE Aerospace, Inc. 2001 Stock Option Plan, the BE Aerospace, Inc. 2001 Director’s Stock Option Plan, the 1996 Stock Option Plan, the United Kingdom 1992 Employee Share Option Scheme and the BE Aerospace’s Amended and Restated 1989 Stock Option Plan.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 8 of the Plan.

“Restricted Stock Unit” means a right to receive a Share (or cash, if applicable) in the future granted pursuant to Section 8 of the Plan.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock

Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Target Number” means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

(b)   Rules of Construction.   The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.   Administration

(a)   Committee.   The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)                   select the Participants from the Eligible Individuals;

(ii)               grant Awards in accordance with the Plan;

(iii)           determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv)             determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company, and including the authority;

(v)                 subject to Section 15, amend the terms and conditions of an Award after the granting thereof;

(vi)             specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii)         construe and interpret any Award Document delivered under the Plan;

(viii)     make factual determinations in connection with the administration or interpretation of the Plan;

(ix)             adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(x)                 employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

(xi)             vary the terms of Awards to take account of tax and securities laws and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii)         correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii)     make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)    Plan Construction and Interpretation    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)   Determinations of Committee Final and Binding.   All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)   Delegation of Authority.   To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter except, that the Committee may not delegate its authority pursuant to Section 15 to amend the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

(e)   Liability of Committee.   Subject to applicable laws, rules and regulations (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f)   Action by the Board.   Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.   Eligibility

(a)   Eligible Individuals.   Awards may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries.

(b)   Grants to Participants.   The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.   Shares Subject to the Plan

(a)   Plan Limit.   Subject to adjustment in accordance with Section 12 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be three million (3,000,000) plus any Shares that are available for issuance under the Prior Plans or that become available for issuance upon cancellation, forfeiture or expiration of awards granted under the Prior Plans without having been exercised or sold. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions)

and that are being held in treasury, or a combination thereof. All of the shares available for issuance may be issued pursuant to Incentive Stock Options.

(b)   Rules Applicable to Determining Shares Available for Issuance.   The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised (not limited to the Shares actually issued to Participants, but also including Shares withheld by the Company for taxes in connection with such exercise), will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation.

(c)   Special Limits.   Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 12(b) of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

(i)            the maximum number of Shares that may be issued pursuant to Restricted Stock, Restricted Stock Units and Other Awards that are payable in Shares granted under the Plan shall equal three million (3,000,000) Shares in the aggregate;

(ii)        the maximum number of Shares that may be issued pursuant to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal one hundred thousand (100,000) Shares;

(iii)    the maximum number of Shares that may be issued pursuant to Restricted Stock Units, Restricted Stock or Other Awards granted to any Eligible Individual in any calendar year shall equal five hundred thousand (500,000) Shares (measured as of the date of grant); and

(iv)      the maximum dollar value of Awards (other than Options or Stock Appreciation Rights) that may be granted to any Eligible Individual in any calendar year is twelve million five hundred thousand dollars ($12,500,000) (measured as of the date of grant).

6.   Awards in General

(a)   Types of Awards.   Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 10 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)   Terms Set Forth in Award Document.   The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c)   Termination of Employment.   The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

(d)   Change in Control.   The Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Except as otherwise specified in an Award Document (or in a Participant’s employment agreement) and subject to applicable laws, rules and regulations, the Board or the Committee shall in its sole discretion, at any time prior to, coincident with or after the effective time of a Change in Control, take such actions as it may consider appropriate, including, without limitation:  (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award (including the deemed attainment of Performance Targets) or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making such other adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control; or (iv) permit or require Participants to surrender outstanding Options in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change in Control transaction and the Exercise Price of the Options.

(e)   Dividends and Dividend Equivalents.   The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

(f)   Rights of a Stockholder.   A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12(b) of the Plan.

(g)   Performance-Based Awards.   (i) The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions, Subsidiaries or business units or any combination of the above from the following: net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets, total stockholder return, share price, return on equity, operating earnings, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, operating division, or business unit) or measured relative to selected peer companies or a market index. In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

(ii)   The Participants will be designated and the applicable Performance Targets will be established by the Committee within ninety (90) days following the commencement of the applicable performance period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Participant will be assigned a Target Number payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of Award grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets. In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as “performance-based compensation” will be made by a subcommittee appointed in accordance with Section 3(d) of the Plan consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

(h)   Deferrals.   In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

(i)   Repricing of Options and Stock Appreciation Rights.   Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not prevent adjustments pursuant to Section 12(b) of the Plan.

7.   Terms and Conditions of Options

(a)   General.   The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)   Exercise Price.   The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

(c)   Term.   An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)   Exercise; Payment of Exercise Price.   Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash (or cash equivalents), (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee from time to time for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

(e)   Incentive Stock Options.   The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

8.   Terms and Conditions of Restricted Stock Units and Restricted Stock

(a)   Restricted Stock Units.   The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares in consideration of the Participant’s employment with the Company or any of its Subsidiaries. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. The Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

(b)   Restricted Stock.   The Committee may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

9.   Stock Appreciation Rights

(a)   General.   The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

(b)   Term.   A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth anniversary of the date of grant of such Stock Appreciation Right.

(c)   Methods of Exercise.   In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(d)   Stock Appreciation Rights in Tandem with Options.   A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10.   Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

11.   Certain Restrictions

(a)   Transfers.   No Award shall be transferable other than by last will and testament, by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant’s family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of Nasdaq or any other exchange that lists the Shares

(collectively, “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)   Award Exercisable Only by Participant.   During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 11(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

12.   Recapitalization or Reorganization

(a)   Authority of the Company and Stockholders.   The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)   Change in Capitalization.   Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

13.   Term of the Plan

Unless earlier terminated pursuant to Section 15 of the Plan, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.   Effective Date

The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio.

15.   Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of Nasdaq and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 12(b)), (c) to take into account significant acquisitions or dispositions of assets or other property by the Company or (d) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

16.   Miscellaneous

(a)   Tax Withholding.   The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by the Participant or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)   No Right to Awards or Employment.   No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)   Securities Law Restrictions.   An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)   Section 162(m) of the Code.   The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(e)   Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.   To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(f)   Satisfaction of Obligations.   Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(g)   Unfunded Plan.   The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated to, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(h)   Award Document.   In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i)   Application of Funds.   The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(j)   Headings.   The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(k)   Section 409A of the Code.   Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

(l)   Governing Law.   Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (other than its conflict of law rules).

Proxy – BE Aerospace, Inc.

ANNUAL MEETING

JUNE 28, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby constitutes and appoints Messrs. Thomas P. McCaffrey and Edmund J. Moriarty, or either of them, with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of BE Aerospace, Inc. (the “Company”) to be held on June 28, 2006 in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m., and at any adjournment thereof (the “Meeting”), upon and with respect to the number of shares of Common Stock, par value $0.01 per share that the undersigned would be entitled to vote if personally present. The undersigned hereby instructs such proxies, or their substitutes to vote on those matters appearing on the reverse side hereof as specified by the undersigned and in such manner as they may determine on any other matter which may come before the Meeting, all as indicated in the accompanying Notice of Meeting and Proxy statement, receipt of which is hereby acknowledged. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

Unless otherwise specified in the boxes provided on the reverse side hereof, this Proxy will be voted FOR the nominees for Director, a vote FOR Proposals 2 and 3 and a vote AGAINST Proposal 4 and in the discretion of the named proxies as to any other matter that may properly come up before the Meeting.

CONTINUED AND TO BE VOTED ON REVERSE SIDE

BE Aerospace, Inc.

[ ]	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors unanimously recommends a vote FOR the listed nominees.

Election of Two Class III Directors

	For	Withhold
01 - Richard G. Hamermesh	[ ]	[ ]

	For	Withhold
02 - Amin J. Khoury	[ ]	[ ]

B Issues

The Board of Directors unanimously recommends a vote FOR proposals 2 and 3.

2. Proposal to amend the 2005 Long-Term Incentive Plan.	For	Against	Abstain	5. To transact any other business that may properly come before
	[ ]	[ ]	[ ]	the meeting or any adjournment thereof.

3. Proposal to amend the Certificate of Incorporation.	For	Against	Abstain	MARK THIS BOX IF YOU HAVE INCLUDED ANY COMMENTS
	[ ]	[ ]	[ ]	[ ]

The Board of Directors unanimously recommends a vote AGAINST proposal 4.

4. Proposal to adopt the stockholder proposal	For	Against	Abstain
(the MacBride Principles).	[ ]	[ ]	[ ]

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy card and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)